FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Third Quarter 2017 Financial Results

Delivers 9% revenue growth year-over-year

HANOVER, Md. - August 31, 2017 - Ciena® Corporation (NYSE: CIEN), a network strategy and technology company, today announced unaudited financial results for its fiscal third quarter ended July 31, 2017.

For the fiscal third quarter 2017, Ciena reported revenue of $728.7 million as compared to $670.6 million for the fiscal third quarter 2016.

On the basis of generally accepted accounting principles (GAAP), Ciena's net income for the fiscal third quarter 2017 was $60.0 million, or $0.39 per diluted common share, which compares to a GAAP net income of $33.5 million, or $0.23 per diluted common share, for the fiscal third quarter 2016.

Ciena's adjusted (non-GAAP) net income for the fiscal third quarter 2017 was $81.0 million, or $0.51 per diluted common share, which compares to an adjusted (non-GAAP) net income of $67.6 million, or $0.42 per diluted common share, for the fiscal third quarter 2016.

“We delivered another solid quarter with strong revenue growth and profitability, and we took additional market share through our diversification and innovation leadership,” said Gary B. Smith, president and CEO, Ciena. “Our continued success, combined with strong fundamental demand drivers that are playing in our favor, is drawing a clear division between the winners and losers in the marketplace.”

Fiscal Third Quarter 2017 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to prior periods, including sequential quarter and year-over-year changes. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is included in Appendix A.

	GAAP Results
	Q3	Q2	Q3	Period Change
	FY 2017	FY 2017	FY 2016	Q-T-Q*	Y-T-Y*
Revenue	$728.7	$707.0	$670.6	3.1%	8.7%
Gross margin	45.0%	45.0%	46.0%	—%	(1.0)%
Operating expense	$246.1	$260.4	$251.5	(5.5)%	(2.1)%
Operating margin	11.3%	8.2%	8.5%	3.1%	2.8%

	Non-GAAP Results
	Q3	Q2	Q3	Period Change
	FY 2017	FY 2017	FY 2016	Q-T-Q*	Y-T-Y*
Revenue	$728.7	$707.0	$670.6	3.1%	8.7%
Adj. gross margin	45.5%	45.7%	46.8%	(0.2)%	(1.3)%
Adj. operating expense	$229.3	$234.6	$223.4	(2.3)%	2.6%
Adj. operating margin	14.1%	12.5%	13.5%	1.6%	0.6%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q3 FY 2017		Q2 FY 2017		Q3 FY 2016
	Revenue	%**	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$506.5	69.5	$502.1	71.0	$467.6	69.7
Packet Networking	82.1	11.3	66.4	9.4	63.7	9.5
Optical Transport	3.7	0.5	3.0	0.4	9.6	1.4
Total Networking Platforms	592.3	81.3	571.5	80.8	540.9	80.6

Software and Software-Related Services
Software Platforms	18.4	2.5	13.1	1.9	12.6	1.9
Software-Related Services	23.9	3.3	24.6	3.5	19.0	2.8
Total Software and Software-Related Services	42.3	5.8	37.7	5.4	31.6	4.7

Global Services
Maintenance Support and Training	57.9	7.9	58.2	8.2	56.0	8.4
Installation and Deployment	27.4	3.8	28.7	4.1	31.2	4.7
Consulting and Network Design	8.8	1.2	10.9	1.5	10.9	1.6
Total Global Services	94.1	12.9	97.8	13.8	98.1	14.7

Total	$728.7	100.0	$707.0	100.0	$670.6	100.0

Additional Performance Metrics for Fiscal Third Quarter 2017

	Revenue by Geographic Region
	Q3 FY 2017		Q2 FY 2017		Q3 FY 2016
	Revenue	% **	Revenue	% **	Revenue	% **
North America	$465.2	63.8	$424.4	60.0	$438.0	65.3
Europe, Middle East and Africa	96.1	13.2	105.8	15.0	104.3	15.5
Caribbean and Latin America	51.7	7.1	33.9	4.8	46.6	7.0
Asia Pacific	115.7	15.9	142.9	20.2	81.7	12.2
Total	$728.7	100.0	$707.0	100.0	$670.6	100.0
** Denotes % of total revenue

•	U.S. customers contributed 60.1% of total revenue

•	Two customers each accounted for greater than 10% of revenue and in aggregate represented 28% of total revenue

•	Cash and investments totaled $854.2 million

•	Cash flow from operations totaled $50.6 million

•	Average days' sales outstanding (DSOs) were 81

•	Accounts receivable balance was $653.2 million

•	Inventories totaled $276.4 million, including:

◦	Raw materials: $46.9 million

◦	Work in process: $16.2 million

◦	Finished goods: $179.4 million

◦	Deferred cost of sales: $90.1 million

◦	Reserve for excess and obsolescence: $(56.2) million

•	Product inventory turns were 4.9

•	Headcount totaled 5,780

Business Outlook for Fiscal Fourth Quarter 2017
Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of each of the "Forward-Looking Statements" and "Non-GAAP Presentation of Quarterly Results" found in the Notes to Investors below.

Ciena expects fiscal fourth quarter 2017 financial performance to include:

•	Revenue in the range of $720 to $750 million

•	Adjusted (non-GAAP) gross margin in the mid-40s percentage range

•	Adjusted (non-GAAP) operating expense of approximately $240 million

Live Web Broadcast of Unaudited Fiscal Third Quarter 2017 Results
Ciena will host a discussion of its unaudited fiscal third quarter 2017 results with investors and financial analysts today, Thursday, August 31, 2017 at 8:30 a.m. (Eastern). The live broadcast will be available at www.ciena.com, and an archived replay will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at www.ciena.com/investors. Ciena will also post to the Investor Relations page a presentation that includes certain highlighted information discussed on the call and certain historical results of operations.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, SEC filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "We delivered another solid quarter with strong revenue growth and profitability, and we took additional market share through our diversification and innovation leadership"; "Our continued success, combined with strong fundamental demand drivers that are playing in our favor, is drawing a clear division between the winners and losers in the marketplace"; "Ciena expects fiscal fourth quarter 2017 financial performance to include: Revenue in the range of $720 to $750 million; Adjusted (non-GAAP) gross margin in the mid-40s percentage range; Adjusted (non-GAAP) operating expense of approximately $240 million."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by large communication service providers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; and the other risk factors disclosed in Ciena's Report on Form 10-Q, which Ciena filed with the Securities and Exchange Commission on June 7, 2017. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income (loss) from operations, net income (loss) and net income (loss) per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendix A to this press release sets forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

With respect to Ciena’s expectations under “Business Outlook for Fiscal Fourth Quarter 2017” above, Ciena is not able to provide a quantitative reconciliation of the adjusted (non-GAAP) gross margin and adjusted (non-GAAP) operating expense guidance measures to the corresponding gross profit and gross profit percentage, and operating expense GAAP measures without unreasonable efforts. Ciena cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty.  For the same reasons, Ciena is unable to address the probable significance of the unavailable information.

About Ciena
Ciena (NYSE: CIEN) is a network strategy and technology company. We translate best-in-class technology into value through a high-touch, consultative business model - with a relentless drive to create exceptional experiences measured by outcomes. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended July 31,		Nine Months Ended July 31,
	2017	2016	2017	2016
Revenue:
Products	$610,742	$553,450	$1,702,365	$1,535,017
Services	117,977	117,100	354,873	349,365
Total revenue	728,719	670,550	2,057,238	1,884,382
Cost of goods sold:
Products	341,197	299,381	955,303	851,641
Services	59,446	62,684	181,834	189,713
Total cost of goods sold	400,643	362,065	1,137,137	1,041,354
Gross profit	328,076	308,485	920,101	843,028
Operating expenses:
Research and development	117,729	116,697	356,221	339,346
Selling and marketing	86,739	83,732	260,292	252,878
General and administrative	35,569	34,336	106,423	100,681
Amortization of intangible assets	3,837	14,529	29,368	46,957
Acquisition and integration costs	—	1,029	—	4,613
Restructuring costs	2,203	1,138	8,874	2,057
Total operating expenses	246,077	251,461	761,178	746,532
Income from operations	81,999	57,024	158,923	96,496
Interest and other income (loss), net	(848)	(3,647)	(3,396)	(11,456)
Interest expense	(13,415)	(15,967)	(41,926)	(41,285)
Income before income taxes	67,736	37,410	113,601	43,755
Provision for income taxes	7,726	3,864	11,704	7,758
Net income	$60,010	$33,546	$101,897	$35,997

Net Income per Common Share
Basic net income per common share	$0.42	$0.24	$0.72	$0.26
Diluted net income per potential common share[1]	$0.39	$0.23	$0.69	$0.26

Weighted average basic common shares outstanding	142,464	138,881	141,631	137,835
Weighted average dilutive potential common shares outstanding[2]	172,112	169,349	164,431	139,053

1.
The calculation of GAAP diluted net income per common share for the third quarter of fiscal 2017 requires adding back interest expense of approximately $0.2 million associated with Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017, approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018, and approximately $3.3 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the GAAP net income in order to derive the numerator for the Adjusted earnings per common share calculation.

The calculation of GAAP diluted net income per common share for the first nine months of fiscal 2017 requires adding back interest expense of approximately $1.3 million associated with Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017, and approximately $10.8 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 to the GAAP net income in order to derive the numerator for the Adjusted earnings per common share calculation.

The calculation of GAAP diluted net income per common share for the third quarter of fiscal 2016 requires adding back interest expense of approximately $1.3 million associated with Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017, and approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 to the GAAP net income in order to derive the numerator for the diluted earnings per common share calculation.

2.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the third quarter of fiscal 2017 includes 1.4 million shares underlying certain stock options and restricted stock units, 1.7 million shares underlying Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017, 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018, and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first nine months of fiscal 2017 includes 1.4 million shares underlying certain stock options and restricted stock units, 4.0 million shares underlying Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017, and 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the third quarter of fiscal 2016 includes 0.9 million shares underlying certain stock options and restricted stock units, 12.2 million shares underlying Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017 and 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first nine months of fiscal 2016 includes 1.2 million shares underlying certain stock options and restricted stock units.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	July 31, 2017	October 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$559,540	$777,615
Short-term investments	234,743	275,248
Accounts receivable, net	653,242	576,235
Inventories	276,421	211,251
Prepaid expenses and other	199,189	172,843
Total current assets	1,923,135	2,013,192
Long-term investments	59,874	90,172
Equipment, building, furniture and fixtures, net	314,850	288,406
Goodwill	267,841	266,974
Other intangible assets, net	106,990	146,711
Other long-term assets	63,970	68,120
Total assets	$2,736,660	$2,873,575
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$258,358	$235,942
Accrued liabilities and other short-term obligations	284,629	310,353
Deferred revenue	110,629	109,009
Current portion of long-term debt	4,000	236,241
Total current liabilities	657,616	891,545
Long-term deferred revenue	86,898	73,854
Other long-term obligations	116,534	124,394
Long-term debt, net	931,302	1,017,441
Total liabilities	$1,792,350	$2,107,234
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 142,672,784 and 139,767,627 shares issued and outstanding	1,427	1,398
Additional paid-in capital	6,772,687	6,715,478
Accumulated other comprehensive loss	(5,495)	(24,329)
Accumulated deficit	(5,824,309)	(5,926,206)
Total stockholders’ equity	944,310	766,341
Total liabilities and stockholders’ equity	$2,736,660	$2,873,575

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended July 31,
	2017	2016
Cash flows provided by operating activities:
Net income	$101,897	$35,997
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	55,873	46,624
Share-based compensation costs	36,843	41,832
Amortization of intangible assets	39,721	59,428
Provision for inventory excess and obsolescence	28,727	26,663
Provision for warranty	5,188	13,114
Other	21,076	15,706
Changes in assets and liabilities:
Accounts receivable	(80,652)	(37,768)
Inventories	(93,896)	(56,267)
Prepaid expenses and other	(26,450)	16,687
Accounts payable, accruals and other obligations	(5,960)	(5,087)
Deferred revenue	13,978	(4,120)
Net cash provided by operating activities	96,345	152,809
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(76,004)	(81,161)
Purchase of available for sale securities	(189,802)	(340,168)
Proceeds from maturities of available for sale securities	260,003	160,606
Settlement of foreign currency forward contracts, net	(1,619)	(9,982)
Acquisition of business, net of cash acquired	—	(32,000)
Net cash used in investing activities	(7,422)	(302,705)
Cash flows provided by (used in) financing activities:
Proceeds from issuance of term loan, net	—	248,750
Payment of long term debt	(232,554)	(45,990)
Payment for modification of term loans	(93,625)	—
Payment of debt issuance costs	—	(3,980)
Payment of capital lease obligations	(2,650)	(5,359)
Proceeds from issuance of common stock	20,395	22,118
Net cash provided by (used in) financing activities	(308,434)	215,539
Effect of exchange rate changes on cash and cash equivalents	1,436	(1,696)
Net increase (decrease) in cash and cash equivalents	(218,075)	63,947
Cash and cash equivalents at beginning of period	777,615	790,971
Cash and cash equivalents at end of period	$559,540	$854,918
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$33,861	$31,787
Cash paid during the period for income taxes, net	$26,793	$9,947
Non-cash investing activities
Purchase of equipment in accounts payable	$6,012	$10,204
Equipment acquired under capital lease	$—	$5,322
Building subject to capital lease	$50,370	$8,993
Construction in progress subject to build-to-suit lease	$—	$35,875

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measurements

	Quarter Ended July 31,
	2017	2016
Gross Profit Reconciliation
GAAP gross profit	$328,076	$308,485
Share-based compensation-products	709	645
Share-based compensation-services	619	637
Amortization of intangible assets	2,417	4,328
Total adjustments related to gross profit	3,745	5,610
Adjusted (non-GAAP) gross profit	$331,821	$314,095
Adjusted (non-GAAP) gross profit percentage	45.5%	46.8%

Operating Expense Reconciliation
GAAP operating expense	$246,077	$251,461
Share-based compensation-research and development	3,139	3,479
Share-based compensation-sales and marketing	3,242	3,590
Share-based compensation-general and administrative	4,321	4,284
Acquisition and integration costs, excluding share-based compensation	—	1,029
Amortization of intangible assets	3,837	14,529
Restructuring costs	2,203	1,138
Total adjustments related to operating expense	16,742	28,049
Adjusted (non-GAAP) operating expense	$229,335	$223,412

Income from Operations Reconciliation
GAAP income from operations	$81,999	$57,024
Total adjustments related to gross profit	3,745	5,610
Total adjustments related to operating expense	16,742	28,049
Adjusted (non-GAAP) income from operations	$102,486	$90,683
Adjusted (non-GAAP) operating margin percentage	14.1%	13.5%

Net Income Reconciliation
GAAP net income	$60,010	$33,546
Total adjustments related to gross profit	3,745	5,610
Total adjustments related to operating expense	16,742	28,049
Gain on extinguishment of debt	—	(44)
Non-cash interest expense	535	480
Adjusted (non-GAAP) net income	$81,032	$67,641

Weighted average basic common shares outstanding	142,464	138,881
Weighted average dilutive potential common shares outstanding [1]	172,112	178,547

Net Income per Common Share
GAAP diluted net income per common share	$0.39	$0.23
Adjusted (non-GAAP) diluted net income per common share [2]	$0.51	$0.42

1.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2017 includes 1.4 million shares underlying certain stock options and restricted stock units, 1.7 million shares underlying Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017, 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018 and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2016 includes 0.9 million shares underlying certain stock options and restricted stock units, 12.2 million shares underlying Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017, 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018 and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

2.
The calculation of Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2017 requires adding back interest expense of approximately $0.2 million associated with Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017, approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 and approximately $2.8 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

The calculation of Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2016 requires adding back interest expense of approximately $1.3 million associated with Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017, approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 and approximately $2.9 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.
* * *

The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Acquisition and integration costs - consist of expenses for financial, legal and accounting advisors and severance and other employee related costs, associated with our acquisition of Cyan, Inc. on August 3, 2015 and our acquisition of certain high-speed photonic component assets from TeraXion, Inc. on February 1, 2016. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•	Restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•	Gain on extinguishment of debt - a gain related to certain private repurchases conducted with several holders of Ciena's 0.875% convertible senior notes, which were paid at maturity on June 15, 2017.

•
Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes due December 15, 2020 relating to the required separate accounting of the equity component of these convertible notes.